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                                                                    EXHIBIT 10.1




         SECURITIES PURCHASE AGREEMENT dated as of May 25, 1999, among Williams Communications Group, Inc., a Delaware corporation (the "Company"), The Williams Companies, Inc., a Delaware corporation ("TWC"), and Telefonos de Mexico, S.A. de C.V., a Mexican corporation ("TelMex" and together with any assignee thereof pursuant to Section 15.13 hereof, the "Investor").

                                    PREAMBLE

         The Company wishes to obtain equity financing. The Investor is willing, on the terms contained in this Agreement, to purchase Class A common stock, par value $0.01 per share (the "Class A Common Stock"), of the Company having the characteristics set forth in the Restated Certificate of Incorporation of the Company (the "Restated Certificate"). The Company and TelMex or certain of their Affiliates (as defined below) are entering into agreements, which include that certain Alliance Agreement, under which the parties have set forth their agreement to work together to enhance their respective abilities to meet competitive opportunities for network services. In addition, the Company and SBC Communications, Inc. ("SBC") have previously entered into an alliance agreement and a securities purchase agreement which contemplated SBC purchasing $500 million of Class A Common Stock. SBC is also negotiating an alliance agreement with TelMex (the "SBC/TelMex Agreement"). In order to induce TelMex to enter into such alliance with SBC, SBC has agreed that, subject to the terms and conditions of the SBC/TelMex Agreement, it may reduce its planned initial investment in the Company by $75,000,000 and, subject to SBC's prior written consent which may in SBC's sole discretion be granted to TelMex, permit the Company to increase TelMex's investment hereunder by $75,000,000 over the amount ($25,000,000) TelMex otherwise would have been able to invest in the Company. Certain capitalized terms are defined in the first Article. Exhibits are incorporated by reference into this Agreement as though such exhibits were set forth at the point of such reference.


                                    ARTICLE I

                                  DEFINED TERMS

         The following terms, when used in this Agreement, have the following meanings, unless the context otherwise indicates:

         "10% Limit" shall mean 10% of the total number of issued and outstanding shares of Common Stock of the Company calculated on a Fully-Diluted Basis after giving effect to any concurrent transaction and the issuance of shares of Common Stock to the Investor.

         "33 Act" means the Securities Act of 1933, as amended, or any similar federal law then in force.

         "34 Act" means the Securities Exchange Act of 1934, as amended, or any similar federal law then in force.




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         "Affiliate" has the meaning ascribed to it in Rule 12b-2 under the 34
Act.

         "Alliance Agreement" shall have the meaning set forth in the preamble to this Agreement.

         "Beneficially Own" means having the right to vote or dispose of, or "beneficially own" as determined pursuant to Rule 13d-3 under the 34 Act as in effect on the date of this Agreement, including pursuant to any agreement, arrangement or understanding.

         "Board of Directors" means the Board of Directors of the Company.

         "Business Day" means a day other than a Saturday or Sunday or a day on which banking institutions are authorized or required by law or executive order to remain closed in New York, New York, Tulsa, Oklahoma or Mexico City, Mexico.

         "Call Option" shall have the meaning set forth in Section 9.1(a) to this Agreement.

         "Change in Control Event" shall be deemed to have occurred with respect to the Company if (i) there shall be consummated (x) any consolidation or merger of the Company in which the Company is not the continuing or surviving corporation or pursuant to which shares of Common Stock would be converted into cash, securities or other property (provided, that a merger of the Company in which the holders of such Common Stock immediately prior to the merger hold at least 70% of the common stock of the surviving corporation immediately after the merger shall not constitute a Change in Control Event), or (y) any sale, lease, exchange or other transfer (in one transaction or a series of related transactions) of all, or substantially all, of the assets of the Company, or
(ii) the stockholders of the Company approved any plan or proposal for the liquidation or dissolution of the Company, or (iii) any Person (other than TWC or any majority-owned Subsidiary of TWC) shall Beneficially Own 30% or more of the outstanding Common Stock (or 50% of the outstanding Common Stock if and so long as TWC Beneficially Owns 30% of more of the outstanding Common Stock), or
(iv) during any period of two consecutive years, individuals who at the beginning of such period constitute the entire Board of Directors shall cease for any reason to constitute a majority thereof unless the election, or the nomination for election by the Company's stockholders, of each new director was approved by a vote of at least two-thirds of the directors then still in office who were directors at the beginning of the period.

         "Claims" shall have the meaning set forth in Section 11.1(a) to this Agreement.

         "Class A Common Stock" shall mean the Class A common stock, par value $0.01 per share, of the Company and any Common Stock received in exchange for or in respect of the Class A common stock.

         "Class B Common Stock" shall mean the Class B common stock, par value $0.01 per share, of the Company.



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         "Closing" and "Closing Date" mean the consummation of the Company's sale and the Investor's purchase of Class A Common Stock pursuant to this Agreement, and the date or dates on which the same occurs or occurred, respectively.

         "Code" means the Internal Revenue Code of 1986, as amended, or any similar federal law then in force.

         "Common Stock" shall mean the Class A Common Stock and the Class B Common Stock and any other series of common stock of the Company hereafter issued. The term "Common Stock" shall include, except as otherwise provided herein, any and all shares of common stock or other securities of the Company or any successor or assign of the Company (whether by merger, consolidation, sale of assets or otherwise), which may be issued in respect of, in exchange for, or in substitution for any shares of Common Stock, by reason of any stock dividend, split, reverse split, combination, recapitalization, reclassification, merger, consolidation, partial or complete liquidation, sale of assets, spin-off, distribution to stockholders or combination of the shares of Common Stock or any other change in the Company's capital structure, in order to preserve fairly and equitably as far as practicable, the original rights and obligations of the parties hereto under this Agreement.

         "Company Control Person" shall have the meaning set forth in Section 12.1(g)(ii) to this Agreement.

         "Control Person" shall have the meaning set forth in Section 12.1(g)(i) to this Agreement.

         "Demand Registration Statement" shall have the meaning set forth in
Section 12.1(a) to this Agreement.

         "Determination Period" shall have the meaning set forth in Section 9.1(c) to this Agreement.

         "Duly Endorsed" means (i) duly endorsed in blank by the person or persons in whose name a stock certificate or certificate representing a debt security is registered or (ii) accompanied by a duly executed stock or security assignment separate from the certificate, in each case with the signature(s) thereon guaranteed by a commercial bank or trust company or a member of a national securities exchange or of the National Association of Securities Dealers, Inc.

         "Employee Benefit Plan" means any plan regulated under ERISA.

         "ERISA" means the Employee Retirement Income Security Act of 1974 (or any successor legislation thereto), as amended from time to time.

         "Fully-Diluted Basis" means, with respect to any calculation of the outstanding amount of common equity of the Company, an amount equal to the total outstanding number of shares of Common Stock, calculated without duplication and assuming the conversion of all outstanding shares of convertible capital stock and securities of the Company and the exercise of all warrants, options and other rights (including, without limitation, employee stock options pursuant to any



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stock option plan of the Company (except that, with respect to such options and warrants, if any such options are finally determined to be less than 100% vested or if any such warrants are finally determined to be less than 100% exercisable, only those shares of Common Stock which may be exercised following such final determination shall be included in such calculation)) to purchase shares of Common Stock.

         "Governmental Authority" means any nation or government, any state or other political subdivision thereof and any entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government (including, without limitation, the Federal Communications Commission (or any successor thereto) and each applicable public utilities commission).

         "Holder" shall have the meaning set forth in Section 12.1(a) to this Agreement.

         "HSR Act" shall have the meaning set forth in Section 5.3(a) to this Agreement.

         "IPO" means the initial public offering of the Company pursuant to a registration statement to be filed by the Company under the 33 Act.

         "IPO Price" means the per share offering price for Class A Common Stock stated on the face of the final prospectus relating to the IPO.

         "Net IPO Price" means the IPO Price less any discounts or commissions per share from the IPO Price to the underwriter or underwriters.

         "Plan" means an employee benefit plan, as defined in Section 3(3) of ERISA, which the Company maintains, contributes to or has an obligation to contribute to on behalf of participants who are or were employed by the Company.

         "Permitted Transfer Date" shall have the meaning set forth in Section 7.1(a) to this Agreement.

         "Person" means any individual, corporation, partnership, limited liability company or partnership, joint venture, association, governmental entity, or any other entity.

         "Piggyback Registration Statement" shall have the meaning set forth in
Section 12.1(b) to this Agreement.

         "Potential Change in Control Event" means any one of the following events: (a) the commencement of a tender offer or exchange offer (as such terms are defined in the rules and regulations under the 34 Act) by any Person that would, if consummated, constitute a Change in Control Event; (b) the solicitation of proxies by any Person for the purpose of effecting a Change in Control Event; (c) the disclosure by the Company of any material non-public information to any Person for the purpose of assisting such Person in evaluating whether to effect a Change in Control Event; (d) the commencement of substantive discussions or negotiations (involving more than the Company responding to inquiries) between the Company and any Person contemplating


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a Change in Control Event; or (e) the agreement by the Company, whether or not in writing, to facilitate a Change in Control Event. For purposes of the above, in no event shall the term "Person" include the Investor or any of its Affiliates.

         "Purchase Price" shall have the meaning set forth in Section 2.1(c) to this Agreement.

         "Registration Request" shall have the meaning set forth in Section 12.1(a) to this Agreement.

         "Registration Statement" shall have the meaning set forth in Section 12.1(b) to this Agreement.

         "Representative" shall have the meaning set forth in Section 14.1 to this Agreement.

         "Restated Certificate" shall have the meaning set forth in the preamble to this Agreement.

         "Restated Certificate Delivery Date" shall have the meaning set forth in Section 3.2 of this Agreement.

         "Restricted Security" shall have the meaning set forth in Section 7.1(b) to this Agreement.

         "Right of First Offer Notice" shall have the meaning set forth in
Section 13.1(a) to this Agreement.

         "Rule 144" means Rule 144 promulgated under the 33 Act, or any similar or successor rule or regulation of the SEC then in force.

         "SBC" shall mean SBC Communications, Inc., a Delaware corporation.

         "SBC/TelMex Agreement" shall have the meaning set forth in the preamble to this Agreement.

         "SEC" means the Securities and Exchange Commission.

         "Selling Stockholders" shall have the meaning set forth in Section 12.1(b) to this Agreement.

         "Subsidiary" or "Subsidiaries" of any Person means any corporation or other entity of which securities or other ownership interests having ordinary voting power to elect a majority of the board of directors or other Persons performing similar functions are at the time directly or indirectly owned or controlled by such Person or one or more Subsidiaries of such Person.

         "Super Voting Rights" shall have the meaning set forth in Section 8.1 to this Agreement.

         "Termination" shall have the meaning set forth in Section 9.1 to this Agreement.



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         "Third Party" means, with respect to the Company or the Investor, any
Person other than the Company's or the Investor's Affiliates, respectively; provided further, that the Transfer to any such Person is in compliance with all applicable federal, state and foreign securities laws.

         "Trading Day" means a day on which the New York Stock Exchange is open for the transaction of business.

         "Transfer" means any direct or indirect sale, assignment, mortgage, transfer, pledge, gift, hypothecation or other disposition of or transfer of Common Stock.

         "Transfer Offer" shall have the meaning set forth in Section 13.1(a) to this Agreement.

         "Transfer Stock" shall have the meaning set forth in Section 13.1(a) to this Agreement.

         "TWC" means The Williams Companies, Inc., a Delaware corporation.

         "Underwriting Agreement" means the underwriting agreement among the Company and Lehman Brothers Inc., Salomon Smith Barney and certain other underwriters to be named therein, in connection with the IPO, with such changes as shall be reflected in a draft to be delivered to the Investor pursuant to
Section 3.1. A draft of the Underwriting Agreement is attached as Exhibit 1.1.

         "Underwriting Agreement Delivery Date" shall have the meaning set forth in Section 3.1 to this Agreement.

         "Volume-Weighted Average Trading Price" shall mean, for any Trading Day, an amount equal to (a) the cumulative sum, for each trade of Class A Common Stock during such Trading Day on the New York Stock Exchange (or, if such security is not listed on the New York Stock Exchange, such other principal exchange or over-the-counter market on which such security is listed), of the product of: (i) the sale price times (ii) the number of shares of Class A Common Stock sold at such price, divided by (b) the total number of shares of Class A Common Stock so traded during the Trading Day. If, pursuant to the definition of Class A Common Stock, the term "Class A Common Stock" encompasses more than one class, series or other type of security, then the Volume Weighted Average Trading Price shall be determined separately for each such class, series or other type of security.

         Additional defined terms are found in the body of the following text.

         The masculine form of words includes the feminine and the neuter and vice versa, and, unless the context otherwise requires, the singular form of words includes the plural and vice versa. The words "herein," "hereof," "hereunder," and other words of similar import when used in this Agreement refer to this Agreement as a whole, and not to any particular section or subsection.



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                                   ARTICLE II

                        PURCHASE AND SALE TERMS; CLOSING

         2.1      Purchase and Sale.

                  (a) The Board of Directors has authorized the sale and issuance to the Investor pursuant to this Agreement of shares of its Class A Common Stock, having the rights, privileges and restrictions set forth in the Restated Certificate. Before the Closing Date, the Company will have adopted and filed the Restated Certificate with the Delaware Secretary of State.

                  (b) Subject to the terms and conditions of this Agreement, at the Closing, the Company shall issue and sell to the Investor, and the Investor shall purchase from the Company, the number of shares of Class A Common Stock equal to US$100,000,000 divided by the Net IPO Price.

                  (c) The aggregate purchase price (the "Purchase Price") for the shares of Class A Common Stock to be purchased by the Investor shall be US$100,000,000.

         2.2 Payment. At the Closing, the Company shall deliver to Investor a certificate (registered in the name of the Investor) representing the appropriate number of shares of Class A Common Stock which the Investor is purchasing against Investor's delivery to an account of the Company designated to the Investor of a wire transfer in immediately available funds in U.S. dollars in the amount of the Purchase Price therefor.

         2.3 Closing. The purchase and sale of the Class A Common Stock to take place at the Closing shall be held at the offices of Davis Polk & Wardwell, New York, New York or such other place as the parties may agree. The Closing shall occur on the date of and simultaneously with or no later than two Business Days after, and shall be conditioned upon, the closing of the transactions contemplated by the Underwriting Agreement relating to the IPO (the "Closing Date"); provided, however, that (a) the Closing Date shall be extended as reasonably necessary in order to obtain clearance under the HSR Act and (ii) the Company will give the Investor at least three (3) Business Days advance notice of the Closing Date.


                                   ARTICLE III

                 REPRESENTATIONS AND WARRANTIES OF THE COMPANY;
                                  DUE DILIGENCE

         3.1 Delivery of Underwriting Agreement. The Company has delivered to the Investor a substantially completed draft Underwriting Agreement in the form set forth in Exhibit 1.2.

         3.2 Delivery of Restated Certificate. The Company has delivered to the Investor a substantially completed draft of the Restated Certificate in the form set forth in Exhibit 1.1.



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         3.3 Underwriting Agreement Representations and Warranties. In
connection with the sale of the Class A Common Stock to the Investor, the Company will hereby be deemed to make representations and warranties to, and agreements with, the Investor that are equivalent to those made for the benefit of the underwriters as set forth in the Underwriting Agreement, and each such representation, warranty and agreement is incorporated herein by reference, except that (a) all references to "this Agreement" in the Underwriting Agreement shall be deemed to mean this Agreement between the Company and the Investor rather than the Underwriting Agreement, (b) all references to the "Stock" in the Underwriting Agreement shall be deemed to mean the shares being sold by the Company to the Investor pursuant to this Agreement, and (c) there shall be deemed to have been made such other modifications as are reasonably necessary to make such representations, warranties and agreements applicable to the transactions contemplated by this Agreement.

         3.4 Due Authorization, Etc. The shares of Class A Common Stock to be issued and sold by the Company to the Investor pursuant to this Agreement have been duly authorized and, will be validly issued, fully-paid and non-assessable.


                                   ARTICLE IV

                 REPRESENTATIONS AND WARRANTIES OF THE INVESTOR

         The Investor represents and warrants to the Company, as of the date hereof and as of the date of the Closing that:

         4.1 Existence. The Investor is constituted as a corporation according to the articles of association number 34,726 dated December 23rd, 1947 which was faced under the faith of No. 54 Public Notary of Distrito Federal, Licenciado Graciano Contreras Saavedra; this document has been registered on Commerce Section of the Mexico's City Property and Commerce national registry under number 4 page 3 from third book, volume 238 and has the TME-840315KTG Registro Federal de Contribuyentes. The Investor is current in payment of all taxes properly payable pursuant to the laws of the jurisdiction of its organization. The Investor has the requisite corporate power and authority to own and operate its properties and assets and to carry on its business as presently conducted.

         4.2 Power and Authority. The Investor has the requisite corporate power and authority and has taken all required action necessary to authorize the execution and delivery by it of this Agreement and all other documents or instruments required by this Agreement, and to carry out the terms of this Agreement and of all such other documents or instruments. This Agreement has been duly executed and delivered by the Investor and (assuming the due authorization, execution and delivery hereof by the Company and the other parties thereto other than the Investor) constitutes the valid and binding obligation of the Investor, enforceable against the Investor in accordance with its terms.

         4.3 Purchase for Investment. The Investor is purchasing its shares of Class A Common Stock for investment, for its own account (not as a nominee or agent) and not for the



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account of any Employee Benefit Plan (or if are being acquired for the account of any such Plan, such acquisition does not involve a nonexempt prohibited transaction within the meaning of Section 406 of ERISA or Section 4975 of the
Code) and not with a view to the resale or distribution of any part thereof, except for transfers permitted hereunder, and the Investor has no present intention of selling, granting any participation in or otherwise distributing the same. By executing this Agreement, the Investor further represents that it does not have any contract, undertaking, agreement or arrangement with any Person to sell, Transfer or grant participation to such Person or to any third person with respect to the Class A Common Stock.

         4.4 Non-Contravention. The execution, delivery and performance of this Agreement by the Investor and the consummation of any of the transactions contemplated hereby by the Investor will not (a) conflict with or result in a breach of any of the terms and provisions of, or constitute a default (or an event which with notice or lapse of time, or both, would constitute a default) under, or result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Investor pursuant to any agreement, instrument, franchise, license or permit to which the Investor is a party or by which any of its properties or assets may be bound or (b) violate or conflict with any judgment, decree, order, statute, rule or regulation of any court or any public, governmental or regulatory agency or body applicable to the Investor or any of its properties or assets, other than such breaches, defaults or violations that are not reasonably expected to impair the ability of the Investor to consummate the transactions contemplated by this Agreement. The execution, delivery and performance of this Agreement by the Investor and the consummation of the transactions contemplated hereby by the Investor do not and will not violate or conflict with any provision of the organizational documents of the Investor, as currently in effect. Except for filings under the HSR Act, no consent, approval, authorization, order, registration, filing, qualification, license or permit of or with any court or any government agency or body applicable to the Investor is required for the execution, delivery and performance of this Agreement or the consummation of the transactions contemplated hereby.

         4.5 Financial Matters. The Investor, either alone or with its financial advisor, has such knowledge and experience in financial and business matters that it is capable of evaluating the merits and risks of the investment to be made by it hereunder. The Investor represents that it is an "accredited investor" as that term is defined in Regulation D promulgated under the 33 Act.

         4.6 Restricted Securities. The Investor understands that its shares of Class A Common Stock must be held indefinitely unless they are registered under the 33 Act or an exemption from such registration becomes available, and that its shares of Class A Common Stock may only be Transferred as provided in
Article VII of this Agreement. The Investor acknowledges and agrees to abide by the restrictions on transfer set forth in Article VII of this Agreement. The Investor understands that the shares of Class A Common Stock it is purchasing are characterized as "restricted securities" under the federal securities laws inasmuch as they are being acquired from the Company in a transaction not involving a public offering and that under such laws and applicable regulations such securities may be resold without registration under the 33 Act, only in certain limited circumstances. In this connection, Investor represents that it is familiar with Rule 144 under the 33 Act, as presently in effect, and understands the resale limitations imposed thereby and by the 33 Act.



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         4.7 Further Limitations on Disposition. Without in any way limiting the representations set forth above, Investor further agrees not to make any disposition in a private sale of all or any portion of the Class A Common Stock purchased pursuant to this Agreement prior to the earlier of the Permitted Transfer Date or a Change in Control Event unless and until the transferee has agreed in writing for the benefit of the Company to be bound by this Section 4.7 and Article VII and (a) the Investor shall have notified the Company of the proposed disposition and shall have furnished the Company with a detailed statement of the circumstances surrounding the proposed disposition, and (b) if reasonably requested by the Company, the Investor shall have furnished the Company with an opinion of counsel reasonably satisfactory to the Company, that such disposition will not require registration of such shares under the 33 Act. It is agreed that the Company will not require opinions of counsel for transactions made pursuant to Rule 144.


                                    ARTICLE V

                    COVENANTS OF THE COMPANY AND THE INVESTOR

         5.1 Covenants of the Company Only.

                  (a) The Company will hereby be deemed to covenant and agree with the Investor and to its benefit to comply with all agreements made for the benefit of the underwriters as set forth in the Underwriting Agreement.

                  (b) The Company is currently engaged in discussions with underwriters regarding the IPO and agrees that it will act in good faith to effect the IPO and to undertake such steps as it shall deem necessary to consummate the IPO. If the Company does not effect an IPO, the Company hereby agrees that it will enter into discussions with Investor regarding Investor's possible investment in the Company.

                  (c) The Company shall promptly notify Investor of any material developments in connection with the IPO, and provide copies of any and all filings, notices and other communications with the SEC relating thereto, including copies of the registration statement filed with the SEC, and with any Governmental Authority relating to the filings under the HSR Act as described in
Section 5.3(a) below. The Company shall also provide to Investor any such filings, notices and other communications to Investor sufficiently for in advance of their being filed or provided to the SEC or such Governmental Authorities as described above so as to permit Investor sufficient opportunity to review and comment on such drafts.

                  (d) The Company shall provide to Investor copies of any notices, correspondence or other written communication from the SEC relating to the IPO or from any Governmental Authority relating to the filings under the HSR Act as described in Section 5.3(a) below promptly following receipt thereof.

                  (e) The Company shall promptly notify the Investor of any Change in Control Event or Potential Change in Control Event of which the Company becomes actually aware.



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         5.2 Further Assurances. Subject to the terms and conditions provided herein, each of the parties agrees to use all reasonable efforts to take, or cause to be taken, all actions, and to do, or cause to be done as promptly as practicable, all things necessary, proper or advisable under applicable laws and regulations or otherwise to consummate and make effective the transactions contemplated by this Agreement. The Company, at its expense, will promptly execute and deliver to the Investor, and the Investor will, at its expense, promptly execute and deliver to the Company, upon the other's reasonable request, all such other and further documents, agreements and instruments in compliance with or pursuant to its covenants and agreements herein, and will make any recordings, file any notices, and obtain any consents as may be necessary or appropriate in connection therewith, including without limitation, applications under the HSR Act.

         5.3 Filings and Consents.

                  (a) As soon as practicable after execution and delivery of this Agreement, the Investor and the Company shall make all filings required under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the "HSR Act"), relating to the transactions contemplated hereby. In addition, the Investor and the Company will each promptly furnish all information as may be required by the Federal Trade Commission and the Department of Justice under the HSR Act in order for the requisite approvals for the purchase and sale of the Class A Common Stock, and the transactions contemplated hereby, to be obtained or any applicable waiting periods to expire. Each of the parties hereto will cooperate with each other with respect to obtaining, as promptly as practicable, all necessary consents, approvals, authorizations and agreements of, and the giving of all notices and making of all other filings with, any third parties, including Governmental Authorities, necessary to authorize, approve or permit the consummation of the transactions contemplated hereby.

                  (b) The Investor and the Company each will provide the other such information and communications with respect to such approvals, authorizations and consents as the other party may reasonably request or require.

         5.4 Covenant to Satisfy Conditions. Each party agrees to use all reasonable efforts to insure that the conditions to the other party's obligations hereunder set forth in Article VI, insofar as such matters are within the control of such party, are satisfied. The Investor acknowledges receipt of drafts of the Underwriting Agreement and Restated Certificate (attached as exhibits hereto) and is satisfied with the content thereof.



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                                   ARTICLE VI

                               CLOSING CONDITIONS

         6.1 Conditions of the Investor's Obligations at Closing.

                  (a) Underwriting Agreement. The Investor's obligation to purchase and pay for the Class A Common Stock to be purchased by it hereunder is subject to (i) the Investor's determination that there has not been any material revision to the Underwriting Agreement that is adverse to the Investor as it has been executed by the Underwriters and the Company since the draft delivered to the Investor pursuant to Section 3.1 hereof, and (ii) the receipt by the Investor of all letters, opinions, and certificates that the Underwriters are entitled to receive from the Company in connection with the closing of the IPO. The Investor shall be entitled to rely upon such letters, opinions and certificates with respect to the shares of Class A Common Stock being purchased by the Investor hereunder.

                  (b) Receipt of Restated Certificate. The Investor shall have received from the Company the Restated Certificate pursuant to Section 3.2 in form and substance reasonably satisfactory to the Investor.

                  (c) Performance of Obligations. The Company shall have performed in all material respects all obligations required to be performed by it under this Agreement at or prior to the Closing.

                  (d) Representations and Warranties. The representations and warranties of the Company contained in Article III shall be true on and as of the Closing with the same effect as though such representations and warranties had been made on and as of the Closing.

                  (e) Legal Opinion. The Investor shall have received a legal opinion from in-house counsel to the Company to the effect that the issuance of the Class A Common Stock being purchased by it has been duly authorized and, when issued in accordance with the terms of this Agreement, will be validly issued, fully paid and non-assessable.

                  (f) Stock Certificate. The Company shall have delivered the stock certificate representing the Class A Common Stock being purchased by the Investor.

         6.2 Conditions of the Company's Obligations at Closing. The obligations of the Company to the Investor under this Agreement are subject to the fulfillment on or before the Closing of each of the following conditions by the
Investor:

                  (a) Representations and Warranties. The representations and warranties of the Investor contained in Article IV shall be true on and as of the Closing with the same effect as though such representations and warranties had been made on and as of the Closing.

                  (b) Payment of Purchase Price. The Investor shall have delivered the Purchase Price pursuant to Section 2.2 of this Agreement.

                  (c) Performance of Obligations. The Investor shall have performed in all material respects all obligations required to be performed by it under this Agreement at or prior to the Closing.

                  (d) Legal Matters. The Company shall have received from the Investor such legal opinions as shall be reasonably agreed upon by the Company and the Investor and such other letters, opinions and certificates as the Company shall reasonably request.

         6.3 Conditions to Each Party's Obligation. The respective obligation of each party to consummate the transactions contemplated hereby shall be subject to the satisfaction at or prior to the Closing of each of the following conditions:

                  (a) HSR Approval. The applicable waiting period (and any extension thereof) under the HSR Act relating to the transactions contemplated by this Agreement shall have been terminated or shall have expired.

                  (b) No Injunctions or Restraints. No temporary restraining order, preliminary or permanent injunction or other order issued by any court of competent jurisdiction or other legal restraint or prohibition preventing consummation of the transactions contemplated hereby shall be in effect.

                  (c) Alliance Agreement. The Alliance Agreement shall have been executed and remain in full force and effect.

                  (d) Consummation of IPO. The closing of the IPO as contemplated by the Underwriting Agreement shall be consummated simultaneously with or prior to the Closing.

                  (e) Approval of SBC. SBC shall have given its written approval in accordance with the terms of the SBC/TelMex Agreement to the sale of the shares of Class A Common Stock in excess of $25,000,000 to the Investor.


                                   ARTICLE VII

                              TRANSFER RESTRICTIONS

         7.1 Restrictions on Transfer; the 33 Act.

                  (a) Restrictions on Transfer; Restrictive Legends. The Class A Common Stock purchased by the Investor pursuant to this Agreement shall not be transferable except upon the conditions specified in this Article VII, which conditions are intended to insure compliance with the provisions of the 33 Act in respect of the Transfer of any such Class A Common Stock.

                  The Investor (including each assignee of the Investor under this Agreement) hereby acknowledges and agrees that it is acquiring the shares of Class A Common Stock pursuant to this Agreement in a transaction exempt from registration under the 33 Act and that no such shares of Class A Common Stock may be Transferred in the absence of registration under the 33 Act or an applicable exemption therefrom. The Investor also hereby agrees that it will, if requested by an underwriter in connection with the IPO and any other registered public offerings in which the Investor is participating, enter into a standard lock-up agreement preventing it from offering, selling or granting any option for the sale of or disposing of any of its shares of Common Stock for the same time period to which the Company or TWC would be subject to under the underwriting agreement in connection with such public offering, which period the Company shall use reasonable efforts to limit to a period of not more than 90 days (except in the case of the IPO) and which shall in no event be in excess of 180 days. The Investor also hereby acknowledges and agrees that it shall not Transfer (other than to an Affiliate) such shares of Class A Common Stock for a period of three years and six months from the Closing Date (the "Permitted Transfer Date"). Each certificate representing the Investor's shares of Class A Common Stock shall (unless otherwise permitted by the provisions of this Article VII) be stamped or otherwise imprinted with a legend in substantially the following form:

"THE SHARES OF COMMON STOCK OF THE ISSUER REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 OR UNDER ANY APPLICABLE STATE LAW. THEY MAY NOT BE OFFERED FOR SALE, SOLD, OR TRANSFERRED EXCEPT (1) PURSUANT TO REGISTRATION UNDER THE SECURITIES ACT OF 1933 AND ANY APPLICABLE STATE LAW, (2) PURSUANT TO RULE 144 PROMULGATED UNDER THE SECURITIES ACT OF 1933 (OR ANY SIMILAR OR SUCCESSOR RULE OR REGULATION OF THE SECURITIES AND EXCHANGE COMMISSION), OR (3) WITH AN OPINION OF COUNSEL REASONABLY SATISFACTORY TO WILLIAMS COMMUNICATIONS GROUP, INC. THAT SUCH REGISTRATION IS NOT REQUIRED BECAUSE OF AN EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT OF 1933 AND ANY APPLICABLE STATE LAW. THE SHARES REPRESENTED BY THIS CERTIFICATE ARE ALSO SUBJECT TO ADDITIONAL RESTRICTIONS ON TRANSFER AS SET FORTH IN THE SECURITIES PURCHASE AGREEMENT DATED AS OF _______, 1999, AS AMENDED FROM TIME TO TIME, WHICH PROVIDES THAT SUCH SHARES MAY NOT BE TRANSFERRED UNTIL , 2002 (WHICH DATE IS THREE YEARS AND SIX MONTHS FROM THE DATE OF ORIGINAL ISSUANCE HEREOF). COPIES OF THE SECURITIES PURCHASE AGREEMENT MAY BE OBTAINED UPON REQUEST FROM WILLIAMS COMMUNICATIONS GROUP, INC. AND ANY SUCCESSOR THERETO."

                  (b) Non-Applicability of Transfer Restrictions; Removal of Legends. The restrictions imposed by Section 7.1 above upon the transferability of any shares of Class A Common Stock represented by a certificate bearing the restrictive legends set forth in such Section 7.1 (a "Restricted Security") shall cease and terminate when such Restricted Security has been sold pursuant to an effective registration statement under the 33 Act or transferred pursuant to Rule 144 unless the holder thereof is an Affiliate of the Company. Upon a Change in Control Event, the restriction on the Investor prohibiting the Transfer of shares of Class A Common Stock prior to the Permitted Transfer Date shall cease and terminate. The holder of any

Restricted Security as to which any such restrictions shall have terminated shall be entitled to receive from the Company, without expense, a new certificate of the same type but not bearing the restrictive legend imposed by
Section 7.1 above (but only with respect to such restrictions which are no longer applicable to the shares evidenced by such certificate).


                                  ARTICLE VIII

                                  VOTING RIGHTS

         8.1 Voting Rights. The Investor acknowledges that the Restated Certificate provides that Class A Shares shall have one-tenth the voting power as Class B Shares. If at any time after the date hereof the Company issues to any Person other than the Company or any Affiliate of the Company in a private or public sale Common Stock with voting rights ("Super Voting Rights") that are greater in any material respect than those the Investor has in its Class A Common Stock, other than in connection with one or more employee or director related plans or arrangements or in connection with a pro rata spin-off by the Company of the Common Stock to its shareholders, the Investor will have the right at its option to convert its shares of Class A Common Stock to new shares of Common Stock with such Super Voting Rights. If such conversion occurs, all references in this Agreement to Class A Common Stock shall be deemed to refer to the Common Stock with Super Voting Rights.


                                   ARTICLE IX

                                   CALL OPTION

         9.1 Call Option.

                  (a) In the event that the Alliance Agreement terminates prior to the Permitted Transfer Date other than because of a breach of a representation, warranty, covenant or other obligation by the Company (the "Termination"), the Company shall have the right until the Permitted Transfer Date to purchase (the "Call Option") from the Investor in accordance with the provisions of this Article IX all, but not less than all, of the shares of Class A Common Stock the Investor acquired pursuant to this Agreement and still owns at the time of the Termination. The Company shall be able to assign its rights under this Section 9.1 to TWC.

                  (b) The Call Option shall continue to be exercisable by the Company until the earlier of (i) the Permitted Transfer Date (upon which date the Call Option shall expire), (ii) the Transfer to a Third Party of shares of Common Stock that the Investor acquired pursuant to this Agreement; provided, however, that the Call Option shall only terminate with respect to such shares of Common Stock that have been Transferred, (iii) a period of 120 Business Days commencing on the first Business Day following the public announcement of the Termination and shall expire if not exercised by written notice by the Company to the Investor at the conclusion of such 120-day period, and (iv) a Change in Control Event.

                  (c) The purchase price per share for the shares of Class A Common Stock purchased by the Company pursuant to the Call Option shall be equal to the Volume-Weighted Average Trading Price of a share of Class A Common Stock over a period of twenty consecutive Trading Days commencing on the first Trading Day following the public announcement of the Termination (the "Determination Period") less the difference between the IPO Price and the Net IPO Price. The Investor hereby agrees that it will not sell, enter into any agreement to sell, purchase or enter into any agreement to purchase any shares of Class A Common Stock during the Determination Period.

                  (d) The purchase price for the shares of Class A Common Stock to be purchased pursuant to the Call Option shall be paid by the Company to the Investor in cash by wire transfer within ten Business Days of receipt by the Investor of the notice by the Company of its election to exercise the Call Option.

                  (e) The Investor shall, within three Business Days of receipt of the full purchase price for exercise of the Call Option, return to the Company the certificate or certificates for all of the shares of Class A Common Stock which had been purchased pursuant to the Call Option.


                                    ARTICLE X

                                   TERMINATION

         10.1 Termination. This Agreement may be terminated at any time prior to the Closing:

                  (a) by mutual consent of the Investor and the Company;

                  (b) by either the Company or the Investor if the Closing shall not have occurred by December 31, 1999, and this Agreement has not previously been terminated, provided, however, that the failure to consummate the Closing by such date is not a result of either the failure by the party so electing to terminate this Agreement to perform any of its obligations hereunder or the breach by the party so electing of its representations and warranties;

                  (c) if either the Investor or the Company terminates the Alliance Agreement; or

                  (d) by either the Company or the Investor in the event any court or governmental agency of competent jurisdiction shall have issued an order, decree or ruling or taken any other action restricting, enjoining or otherwise prohibiting the transactions contemplated hereby and such order, decree, ruling or other action shall have become final and unappealable.

         10.2 Effect of Termination. In the event that this Agreement shall be terminated pursuant to this Article X, all further obligations of the parties under this Agreement other than the obligations set forth in this Section 10.2 and Section 15.11 shall terminate and there shall be no liability of any party to another party except for a party's breach of any of its obligations, representations or warranties under this Agreement prior to such termination.


                                   ARTICLE XI

                                 INDEMNIFICATION

         11.1 Indemnification.

                  (a) The Company hereby agrees to indemnify, defend and hold harmless the Investor and each of its directors, officers and each Person, if any, who controls (within the meaning of Section 15 of the 33 Act and Section 20 of the 34 Act) the Investor from and against all actual demands, claims, actions or causes of action, assessments, losses, damages, liabilities, costs and expenses (collectively, "Claims"), including without limitation interest, penalties and reasonable attorneys' fees and expenses, asserted against, resulting to, or imposed upon or incurred by the Investor, directly or indirectly, by reason of or resulting from a breach of any covenant, representation, warranty or agreement of the Company contained in or made pursuant to this Agreement.

                  (b) The Investor hereby agrees to indemnify, defend and hold harmless the Company and each Company Control Person from and against all Claims), including without limitation interest, penalties and reasonable attorneys' fees and expenses, asserted against, resulting to, or imposed upon or incurred by the Company and each Company Control Person, directly or indirectly, by reason of or resulting from a breach of any covenant, representation, warranty or agreement of the Investor contained in or made pursuant to this Agreement.

         11.2 Terms of Indemnification. The obligations and liabilities of the parties with respect to Claims by third parties will be subject to the following terms and conditions:

                  (a) the indemnified party will give the indemnifying party prompt notice of any Claims asserted against, resulting to, imposed upon or incurred by the indemnified party, directly or indirectly, and the indemnifying party will undertake the defense thereof by representatives of their own choosing which are reasonably satisfactory to the indemnified party; provided that the failure of the indemnified party to give notice as provided in this
Section 11.2 shall not relieve the indemnifying party of its obligations under this Article XI, except to the extent that such failure has adversely affected the rights of the indemnifying party;

                  (b) if within a reasonable time after notice of any Claim, the indemnifying party fails to defend such Claim, the indemnified party will have the right to undertake the defense, compromise or settlement of such Claim on behalf of and for the account and at the risk of the indemnifying party, subject to the right of the indemnifying party to assume the defense of such Claim at any time prior to settlement, compromise or final determination thereof;

                  (c) if there is a reasonable probability that a Claim may materially and adversely affect the indemnified party other than as a result of money damages or other money payments, the indemnified party will have the right at its own expense to defend (provided that the indemnifying party shall continue to control the defense and the indemnified party shall have the right to participate in such defense), or co-defend, such Claim;

                  (d) the indemnifying party on one hand and the indemnified party on the other will not, without the prior written consent of the other, settle or compromise any Claim or consent to entry of any judgment relating to any such Claim;

                  (e) with respect to any Claims asserted against the indemnified party, the indemnified party will have the right to employ one counsel of its choice in each applicable jurisdiction (if more than one jurisdiction is involved) to represent the indemnified party if, in the indemnified party's reasonable judgment, a conflict of interest between the indemnified party and the indemnifying party exists in respect of such Claims, and in that event the fees and expenses of such separate counsel shall be paid by such indemnifying party; and

                  (f) the indemnifying party will provide the indemnified party reasonable access to all records and documents of the indemnifying party relating to any Claim.


                                   ARTICLE XII

                               REGISTRATION RIGHTS

         12.1 Registration Rights.

                  (a) After the Permitted Transfer Date, Investor and any party to which any rights under this Agreement have been transferred (Investor and each transferee, a "Holder") shall have the right by written request (a "Registration Request") of one or more Holders to the Company, to require the Company to prepare a registration statement (the "Demand Registration Statement") on the appropriate form under the 33 Act with respect to shares of Class A Common Stock then owned by such Holders for use in connection with an underwritten public distribution of all or part of such shares of Class A Common Stock. The Holders shall be entitled to only one Demand Registration Statement pursuant to this Section 12.1(a); provided, however, that unless the Demand Registration Statement is actually declared effective and remains effective for the period specified in Section 12.1(d)(iii), it shall not constitute a Demand Registration Statement for purposes of this limitation, and the Holders shall continue to have the right to a single Demand Registration Statement under this
Section 12.1(a).

                  (b) If at any time after the Permitted Transfer Date, the Company shall propose to prepare on its own behalf or on behalf of any of its holders of any of its Common Stock a registration statement in connection with an underwritten public offering of any such shares of Common Stock, the Company shall give each Holder written notice at least twenty or, in case of a registration statement proposed to be filed pursuant to Rule 415 of the 33 Act, ten Business Days before the anticipated filing date of such registration statement. Should any Holder desire to have any shares of Class A Common Stock included in such registration statement, such Holder shall so notify the Company in writing (which notice, and the notice of all other Holders with respect to such registration statement, shall be deemed to be a Registration

Request) no later than ten or, in the case of a registration statement proposed to be filed pursuant to Rule 415 of the 33 Act, five Business Days after the Company's notice is given, setting forth the number of shares of Class A Common Stock which such Holder requests to be included in the registration statement. Any such registration statement that includes shares of Class A Common Stock owned by any Holder is hereinafter referred to as a "Piggyback Registration Statement." As used in this Article XII, the term "Registration Statement" shall mean any Demand Registration Statement or Piggyback Registration Statement. Each Holder who owns shares of Class A Common Stock included in a Registration Statement shall be a "Selling Stockholder" with respect to such Registration Statement.

                  (c) The Company may refuse to include in any Piggyback Registration Statement Class A Common Stock owned by a Holder if in the Company's reasonable judgment, based on advice of its investment bankers, inclusion of such shares of Class A Common Stock would have an adverse effect on the ability of the Company to complete such underwritten public offering. If in accordance with a Piggyback Registration Request pursuant to Section 12.1(b), the Company reduces the number of shares to be included in such Piggyback Registration Statement in accordance with the foregoing, the Company will include in such registration, to the extent of the number which the Company is so advised can be sold in such offering, first, shares of Class A Common Stock requested to be included in such registration by the Selling Stockholders and, second, securities the Company proposes to sell and other securities of the Company included in such registration by the holders thereof.

                  (d) With respect to any Registration Statement under this
Section 12.1, the Company will:

                           (i) prepare and file with the SEC the Registration
Statement within 90 days after a Selling Stockholders' notice requesting registration or inclusion in a proposed registration, and use its reasonable efforts to cause the securities covered by such Registration Statement to become registered and such Registration Statement to be declared effective as expeditiously as possible under the 33 Act or other applicable federal law and regulations (and cause to be prepared and file any amendments or supplements thereto as may be necessary to comply with applicable federal law and regulations); provided, however, that the Company may be allowed to defer filing of the Registration Statement: (A) if the general counsel or senior vice president of law of the Company reasonably determines in good faith that it is in the best interests of the Company not to disclose the existence of or facts surrounding any proposed or pending material developments; (B) if the underwriters have notified the Company that market conditions are such as to recommend deferral; (C) pending the completion of year-end financial statements or quarterly earnings releases; or (D) if an offering by the Company of any securities is pending; provided, however, that any deferral pursuant to clauses
(A)-(D) of this paragraph shall not in the aggregate be for more than 120 days.

                           (ii) use its reasonable efforts to cause to be
registered or qualified the securities covered by such Registration Statement under such securities or Blue Sky laws in such jurisdictions within the United States as any Selling Stockholder may reasonably request; provided, however, that the Company reserves the right, in its sole discretion, not to cause to be registered or qualified such securities in any jurisdiction where the Company would be required in connection therewith to execute a general consent to service or to qualify as a foreign corporation or to subject itself to taxation;

                           (iii) maintain the effectiveness of any Registration
Statement hereunder for 90 days or such longer period as may be required by the 33 Act to enable any Selling Stockholder and the underwriters, if any, to complete such offering;

                           (iv) promptly notify each Selling Stockholder of the
happening of any event as a result of which any preliminary prospectus or prospectuses included in any Registration Statement hereunder includes an untrue statement of a material fact or omits to state any material fact required to be stated therein or necessary to make the statements not misleading in light of the circumstances then existing;

                           (v) have the right to reasonably approve the choice
of lead underwriter for the offering, if an underwritten offering;

                           (vi) furnish, at the request of any Selling
Stockholder, an opinion, dated the date the Registration Statement became effective, of counsel representing the Company (which may be in-house counsel) for the purposes of such registration, addressed to the underwriters, if any, and to such Selling Stockholder as to such legal matters as such Selling Stockholder shall reasonably request; and

                           (vii) furnish, at the request of any Selling
Stockholder, a letter, dated the date the Registration Statement became effective, of independent certified public accountants of the Company, addressed to the underwriters, if any, and to such Selling Stockholder as to such accounting matters as such Selling Stockholder shall reasonably request.

                  (e) The obligations of the Company to cause a Registration Statement to be prepared pursuant to the provisions of this Section 12.1 and each Selling Stockholder's right to have shares of Class A Common Stock included in any Registration Statement pursuant to the provisions of this Section 12.1 shall be subject to the following conditions:

                           (i) Each Selling Stockholder shall furnish to the
Company in writing such information and documents as, in the opinion of the Company's counsel, may be reasonably required to properly cause to be prepared such Registration Statement in accordance with applicable provisions of the 33 Act and the SEC's regulations thereunder or federal or state securities or Blue Sky laws and regulations then in effect; and

                           (ii) If a Selling Stockholder desires to sell and
distribute such shares of Class A Common Stock over a period of time, or from time to time, pursuant to a Registration Statement prepared pursuant to the provisions of this Section 12.1, then such Selling Stockholder shall execute and deliver to the Company such written undertakings as the Company and its counsel may reasonably require in order to assure full compliance with the relevant provisions of the 33 Act and the SEC's regulations thereunder or other federal or state securities or Blue Sky laws and regulations as then in effect.

                  (f) Each Selling Stockholder will pay or cause to be paid all fees and expenses (including all Blue Sky, New York Stock Exchange and National Association of Securities Dealers, Inc. filing and registration fees, accounting fees and disbursements, printing costs, attorneys' fees and disbursements) arising out of the preparation, filing, amending and supplementing of a Demand Registration Statement pursuant to Section 12.1(a) hereof and to the amount of such fees and expenses that are reasonably allocable to the inclusion of the Selling Stockholder for a Piggyback Registration Statement used under Section 12.1(b) based on the number of shares offered by the Selling Stockholder relative to the number of other shares offered by the Company or on behalf of any of its other holders.

                  (g) Indemnity.

                           (i) The Company agrees to indemnify and hold harmless
each Selling Stockholder and each Person, if any, who controls (within the meaning of Section 15 of the 33 Act and Section 20 of the 34 Act) such Selling Stockholder (a "Control Person") against any losses, claims, damages or liabilities, joint or several, to which such Selling Stockholder or any such Control Person may become subject, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in any preliminary or final Registration Statement or prospectus with respect thereto, or any amendment or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading; and the Company will reimburse each Selling Stockholder and each Control Person for any legal or other expenses reasonably incurred by such Selling Stockholder or such Control Person in connection with investigating or defending any such loss, claim, damage, liability or action; provided, however, that the Company will not be liable in any case to the extent that any such loss, claim, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission from any of such documents in reliance upon and in conformity with written information furnished by or on behalf of such Selling Stockholder or any such Control Person specifically for use in the preparation thereof.

                           (ii) Each Selling Stockholder will, severally and not
jointly, indemnify and hold harmless the Company and each of its directors, officers and each Person, if any, who controls (within the meaning of Section 15 of the 33 Act and Section 20 of the 34 Act) the Company (a "Company Control Person") to the same extent as set forth in the foregoing indemnity from the Company to each Selling Stockholder but only with reference to written information included in any preliminary or final Registration Statement or prospectus with respect thereto, or amendment or supplement thereto, furnished by or on behalf of such Selling Stockholder specifically for use in the preparation of such documents; and will reimburse the Company or any such Company Control Person for any legal or other expenses reasonably incurred by them in connection with investigating or defending any loss, claim, damage, liability or action for which such Selling Stockholder is obligated to indemnify the Company or any Company Control Person.

                           (iii) Promptly after receipt by an indemnified party
under this Section 12.1(g) of notice of any claim or the commencement of any action, such indemnified party will, if a claim in respect thereof is to be made against an indemnifying party under Section 12.1(g)(i) or (ii) above, notify the indemnifying party of any claim or the commencement thereof; but the omission so to notify the indemnifying party will not relieve it from any liability which it may have to any indemnified party otherwise than under Section 12.1(g)(i) or
(ii) above. In case any such action is brought against any indemnified party and it notifies an indemnifying party of the commencement thereof, the indemnifying party will be entitled to participate therein and, to the extent that it may wish, jointly with any other indemnifying party similarly notified, to assume the defense thereof, with counsel reasonably satisfactory to such indemnified party (who shall not, except with the consent of the indemnified party, be counsel to the indemnifying party), and after notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof, the indemnifying party will not be liable to such indemnified party in connection with the defense thereof other than reasonable costs of investigation. No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement of any pending or threatened action in respect of which any indemnified party is or could have been a party and indemnity could have been sought hereunder by such indemnified party unless such settlement includes an unconditional release of such indemnified party from all liability on any claims that are the subject matter of such action.

                           (iv) If the indemnification provided for in
paragraphs (i) or (ii) of this Section 12.1(g) is unavailable or insufficient in accordance with its terms in respect of any losses, claims, damages or liabilities (or actions in respect thereof) referred to therein, then each indemnifying party shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages or liabilities (or actions in respect thereof) in such proportion as is appropriate to reflect the relative benefits as well as the relative fault of the Company on the one hand and the Selling Stockholder on the other in connection with the statements or omissions which resulted in such losses, claims, damages or liabilities (or actions in respect thereof), as well as any other relevant equitable consideration. The relative benefits received by the Company on the one hand and the Selling Stockholder on the other shall be deemed to be in the same proportion as (i) the total purchase price received by the Company from Investor (based on the average purchase price paid by Investor times the number of shares purchased) for the securities to be reoffered by the Selling Stockholder in such offering bears to (ii) the total net proceeds received by the Selling Stockholder in such offering. The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company on the one hand or the Selling

Stockholder on the other and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.


                                  ARTICLE XIII

                              RIGHTS OF FIRST OFFER

         13.1 Rights of First Offer Generally.

                  (a) Subject to the restrictions of Section 13.1 hereof and the limitations of Section 13.4 hereof, if, at any time between the Permitted Transfer Date and the tenth anniversary of the Closing Date, the Investor would like to sell any shares of Class A Common Stock purchased under this Agreement then owned by the Investor to a Third Party other than pursuant to a Registration Statement or Rule 144 (the "Transfer Stock"), the Investor shall provide a written notice (the "Right of First Offer Notice") stating the price at which it would like to sell any such shares of Transfer Stock and the maximum number of such shares they intend to sell (the "Transfer Offer") to TWC (so long as TWC owns 50% of the Class B Common Stock) and to the Company thereafter. The Right of First Offer Notice shall also contain an offer to sell the Transfer Stock to TWC (so long as TWC Beneficially Owns more than 50% of the issued and outstanding Class B Common Stock), or to the Company thereafter, or to any of their designees (in the manner set forth below) at the same price and upon substantially the same terms and conditions as the terms and conditions contained in the Transfer Offer; provided, that, for purposes of this Article XIII, the term the "Company" or "TWC" shall include any of their respective designees.

                  (b) TWC (so long as TWC owns 50% of the Class B Common Stock) and the Company thereafter shall have the right and option, within 10 Business Days after the date the Right of First Offer Notice is received by TWC or the Company, as the case may be, to accept irrevocably such offer in the aggregate, as to all, but not less than all (unless otherwise consented to by the Investor) shares of Transfer Stock. If TWC (so long as TWC Beneficially Owns 50% of the Class B Common Stock) or the Company thereafter desires to exercise such option, it shall provide the Investor with written notice (specifying the number of shares of the Transfer Stock as to which it is accepting the offer) within such 10 Business Day period. Unless the Investor shall have otherwise consented to the purchase of less than all of the shares of Transfer Stock, TWC (so long as TWC owns 50% of the Class B Common Stock) or the Company thereafter shall not have the right to acquire such shares of Transfer Stock unless all such shares are being acquired by TWC or the Company, as the case may be, in the aggregate pursuant to the provisions of this Article XIII.

                  (c) Notwithstanding anything to the contrary contained in this
Article XIII, there shall be no liability on the part of the Investor to either the Company or TWC, as the case may be, in the event that the sale of Transfer Stock contemplated pursuant to this Article XIII is not consummated for any reason whatsoever. Whether a sale of Transfer Stock contemplated pursuant to this Article XIII is effected by the Investor is in the sole and absolute discretion of the Investor.

         13.2 Transfer Mechanics. The closing of the purchase of the Transfer Stock by TWC or the Company, as the case may be, shall take place at the principal executive offices of the Company as soon as practicable, but in no event later than thirty Business Days after the expiration of the 10 Business Day period after the giving of the Right of First Offer Notice (or such other date as may be mutually agreed to by the parties to such transaction). At such closing, TWC or the Company, as the case may be, shall deliver to the Investor the appropriate per share cash consideration pursuant to a bank, cashier's or certified check or by wire transfer of immediately available funds (unless otherwise specified in the Right of First Offer Notice provided to TWC or the Company, as the case may be), against delivery of certificates representing the Transfer Stock so purchased Duly Endorsed. Any Transfer (other than to a Third Party) pursuant to this Article XIII shall be made without any representations, warranties, covenants or indemnities; except, that, each transferor shall be deemed to have represented that (i) the transfer has been duly authorized by it,
(ii) that it has the capacity, power and authority to Transfer such shares and
(iii) that the acquirer shall obtain good title to such shares, free and clear of any defects, encumbrances and adverse interests (other than as provided for in this Agreement).

         13.3 Transfers to Third Parties after TWC or the Company Declines Rights of First Offer. Subject to the restrictions of Section 13.1, if at the end of the 10 Business Day period following the giving of the Right of First Offer Notice, TWC or the Company, as the case may be, shall not have accepted the offer contained in such notice as to all shares of Transfer Stock covered thereby, the Investor shall have 90 days in which to sell the Transfer Stock to a Third Party, at a price that is no less than 95% of the price contained in the Right of First Offer Notice and on terms and conditions not more favorable to such Third Party than were contained in the Right of First Offer Notice. Promptly after any sale pursuant to this Section 13.3, the Investor shall notify TWC or the Company, as the case may be, of the consummation thereof and shall furnish such evidence of the completion (including time of completion) of such sale and of the terms and conditions thereof as TWC or the Company, as the case may be, may reasonably request. If, at the end of such 90 day period, the Investor has not completed the sale of the Transfer Stock, it shall no longer be permitted to sell such shares pursuant to this Section 13.3 without again fully complying with the provisions of this Article XIII and all the restrictions on Transfer contained in this Agreement shall again be in effect with respect to all such Person's shares of Class A Common Stock, including the Transfer Stock.

         13.4 Exceptions to Rights of First Offer. The provisions of Sections
13.1 through 13.4 shall not be applicable to any Transfer of Class A Common Stock from the Investor to its Affiliates, or from any Affiliate of the Investor to the Investor.


                                   ARTICLE XIV

                                   STANDSTILL

         14.1 Standstill Provision. The Investor agrees that until ten (10) years from the Closing Date, it shall not, and shall cause each of its directors, officers, employees, agents, Affiliates or representatives (any of the foregoing, a "Representative") not to, without the prior written consent of the Board of Directors specifically expressed in a resolution approved by a majority of the directors of the Company, directly or indirectly, through one or more intermediaries or otherwise, (i) acquire, agree to acquire or make any proposal to acquire any securities of the Company or any of its Subsidiaries, any warrant or option to acquire any such securities, any security convertible into or exchangeable for any such securities or any other right to acquire any such securities in excess of the 10% Limit; (ii) seek or propose any merger, consolidation, business combination, tender or exchange offer, sale or purchase of assets or securities, dissolution, liquidation, restructuring, recapitalization or similar transaction of or involving the Company or any of its Subsidiaries; (iii) make, or in any way participate in, any "solicitation" of proxies or consents (whether or not relating to the election or removal of directors) within the meaning of Rule 14a-1 under the 34 Act with respect to any securities of the Company or any of its Subsidiaries, or seek to advise or influence any person with respect to the voting of any securities of the Company or any of its Subsidiaries or demand a copy of the stock ledger, list of stockholders, or any other books and records of the Company or any of its Subsidiaries; (iv) form, join or in any way participate in a "group" (within the meaning of Section 13(d)(3) of the 34 Act), with respect to any securities of the Company or any of its Subsidiaries; (v) otherwise act, alone or in concert with others, to seek to control or influence, in any manner, the management, Board of Directors or policies of the Company or any of its Subsidiaries; (vi) deposit any Common Stock in any voting trust or subject any Common Stock to any arrangement or agreement with respect to the voting of such shares; (vii) call or seek to have called any meeting of the stockholders of the Company or execute any written consent with respect to the Company or the Common Stock; (viii) seek, alone or in concert with others, representation on the Board of Directors or seek the removal of any member of such Board or a change in the composition or size of such Board; (ix) have any discussions or enter into any arrangements, understandings or agreements (whether written or oral) with, or advise, finance, assist or encourage, any other persons in connection with any of the foregoing, or make any investment in any other person that engages, or offers or proposes to engage, in any of the foregoing; or (x) make any publicly disclosed proposal regarding any of the foregoing. The provisions in this
Article XIV shall not apply in the event of a Potential Change in Control Event, unless the activities defined in (a) or (b) of the definition of "Potential Change in Control Event" which gave rise to the Potential Change in Control Event are discontinued and remain so for one year without the occurrence of a Potential Change in Control Event. In such event, the provisions of this Article XIV shall be reinstated and remain in full force and effect thereafter, although the 10% Limit shall be deemed to include any such shares of Common Stock the Investor had acquired during the period in which the standstill provision was not in effect. The Investor also agrees during such period not to make any proposal, statement or inquiry, or disclose any intention, plan or arrangement to the public or a Third Party (whether written or oral) inconsistent with the foregoing.

                                   ARTICLE XV

                                  MISCELLANEOUS

         15.1 Governing Law. This Agreement shall be governed by, and construed in accordance with, the laws of the State of New York (without giving effect to conflicts of law principles thereof).

         15.2 Remedies Cumulative. Except as herein provided, the remedies provided herein shall be cumulative and shall not preclude assertion by any party hereto of any other rights or the seeking of any other remedies against the other party hereto.

         15.3 Brokerage. Each party hereto will indemnify and hold harmless the other against and in respect of any claim for brokerage or other commission relative to this Agreement or to the transactions contemplated hereby, based in any way on agreements, arrangements or understandings made or claimed to have been made by such party with any third party.

         15.4 Severability. Whenever possible, each provision of this Agreement shall be interpreted in such a manner as to be effective and valid under applicable law, but if any provision of this Agreement shall be prohibited by or invalid under applicable law, such provisions shall be ineffective to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Agreement.

         15.5 Notices. Notices required under this Agreement shall be deemed to have been adequately given if delivered in person or sent to the recipient at its address (or facsimile number, as the case may be) set forth in Exhibit 15.5 (with copies to the persons specified in Exhibit 15.5 at the respective addresses for such persons specified in such Exhibit 15.5) or such other address as such party may from time to time designate in writing by certified mail (return receipt requested), facsimile or overnight courier.

         15.6 No Waiver. No failure to exercise and no delay in exercising any right, power or privilege granted under this Agreement shall operate as a waiver of such right, power or privilege. No single or partial exercise of any right, power or privilege granted under this Agreement shall preclude any other or further exercise thereof or the exercise of any other right, power or privilege.

         15.7 Amendments and Waivers. This Agreement may be modified or amended only by a writing signed by the Company and by the Investor. Any amendment or waiver effected in accordance with this paragraph shall be binding upon each holder of any shares of Class A Common Stock purchased under this Agreement at the time outstanding, each future holder of all such shares, and the Company.

         15.8 Rights of the Investor. Subject to the terms and conditions of this Agreement, the Investor shall have the absolute right to exercise or refrain from exercising any right or rights that such holder may have by reason of this Agreement, including without limitation the right to consent to the waiver of any obligation of the Company under this Agreement and to enter into an agreement with the Company for the purpose of modifying this Agreement or any agreement effecting any such modification, and such holder shall not incur any liability to any other holder or holders of Class A Common Stock with respect to exercising or refraining from exercising any such right or rights.

         15.9 Survival. All representations and warranties made by the Company and the Investor contained in this Agreement, and the obligation of the parties to indemnify each other pursuant to Section 11.1 hereof, shall survive the execution and delivery of this Agreement, any examination or due diligence inquiry by a party and the Closing until the date which is one year after the Closing Date. All covenants and agreements of the Company and the Investor contained in this Agreement (which terms do not include representations and warranties) shall, except as provided in such covenant or agreement, survive the Closing and shall remain operative and in full force and effect regardless of any investigation made by or on behalf of the Investor or any controlling Person thereof or by or on behalf of the Company, any of its officers and directors or any controlling Person thereof. The obligations to indemnify and hold harmless a party hereto, pursuant to Article XI hereof, shall survive only until the expiration of the applicable survival period for the representation and warranty under which the claim for indemnification is being made; provided, however, that such obligations to indemnify and hold harmless shall not terminate with respect to any such item as to which the Person to be indemnified shall have, before the expiration of the applicable period, previously made a claim by delivering a notice (stating in reasonable detain the basis of such claim) to the party to be providing the indemnification.

         15.10 Entire Understanding. This Agreement and the agreements to be executed in connection therewith on the Closing Date express the entire understanding of the parties and supersede all prior and contemporaneous agreements and undertakings of the parties with respect to the subject matter hereof and thereof. Except as expressly provided herein, neither this Agreement nor any term hereof may be amended, waived, discharged or terminated other than by a written instrument signed by the party against whom enforcement of any such amendment, waiver, discharge or termination is sought.

         15.11 Expenses. Each party will pay all of its own expenses, including attorney's fees incurred in connection with the negotiation of this Agreement, the performance of its obligations hereunder and the consummation of transactions contemplated by this Agreement.

         15.12 Counterparts. This Agreement may be executed in counterparts, each of which shall be deemed to be an original but which taken together shall constitute one agreement.

         15.13 Assignment; No Third-Party Beneficiaries.

                  (a) Except as otherwise expressly provided herein, this Agreement and the rights hereunder shall not be assignable or transferable by either party without the prior written consent of the other; provided that, if such assignment or transfer is consented to, such assignee or transferee expressly assumes in writing all of the such party's obligations hereunder. Subject to the preceding sentence, this Agreement shall be binding upon, inure to the benefit of and be enforceable by the parties hereto and their respective successors and permitted assigns.

                  (b) This Agreement is for the sole benefit of the parties hereto and their respective successors and permitted assigns and nothing herein expressed or implied shall give or be construed to give to any Person, other than the parties hereto and such successors and permitted assigns, any legal or equitable rights hereunder.

                  (c) The Investor shall be permitted, without the consent of the Company, to assign all its rights and obligations under this Agreement, including without limitation the right to purchase Class A Common Stock and common equity securities under Article II and Article VIII, and registration rights under Article XII, to any of its Affiliates; provided, however, that such assignee expressly assumes in writing all of the Investor's obligations hereunder; and provided, further that in the event of such assignment the Investor shall notify the Company in writing of such assignment, and for all purposes of this Agreement all references to the Investor shall mean such Affiliate.

         15.14 Press Releases and Announcements. All press releases and announcements concerning the investment contemplated by this Agreement shall be mutually agreed to by the Company and the Investor, except for any such disclosure required by law which, in the case of such disclosure by the Company, shall, to the extent practicable under the circumstances, be first discussed with the Investor and, in the case of such disclosure by the Investor, shall, to the extent practicable under the circumstances, be first discussed with the Company. Without limiting the generality of the foregoing, the Company and the Investor agree to issue jointly a press release announcing the execution of this Agreement on the date hereof and that the Company may fully disclose this Agreement, the Alliance Agreement and the transactions and relationships contemplated herein and therein in connection with the IPO. The foregoing provisions of this Section 15.14 shall not prohibit or restrict in any way disclosure by a party with respect to this Agreement in connection with any financing, strategic transaction, acquisition or disposition involving such party or any of its Affiliates, provided that such disclosure shall be first approved by the other party, which approval shall not be unreasonably withheld or delayed.

         15.15 Titles and Subtitles. The titles and subtitles used in this Agreement are used for convenience only and are not to be considered in construing or interpreting this Agreement.

         15.16 Aggregation of Stock. All shares of the Class A Common Stock held or acquired by Affiliates of the Investor shall be aggregated together for the purpose of determining the availability of any rights or the applicability of any obligations or restrictions under this Agreement.

         IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.


                                 WILLIAMS COMMUNICATIONS GROUP, INC.



                                 By:
                                    --------------------------------------------


                                 THE WILLIAMS COMPANIES, INC.



                                 By:
                                    --------------------------------------------

                                 TELEFONOS DE MEXICO, S.A. DE C.V.



                                 By:
                                    --------------------------------------------

                                                                    EXHIBIT 15.5



IF TO THE COMPANY OR TWC:

The Williams Companies, Inc.                  (T)  (918) 573-2480
One Williams Center                           (F)  (918) 573-5942
Tulsa, OK  74171
Attn:  William von Glahn, Esq.

Williams Communications Group, Inc.           (T)  (918) 573-4205
One Williams Center                           (F)  (918) 573-3005
Tulsa, OK  74171
Attn:  David Batow, Esq.

with a copy (which shall not constitute notice) to:

Randall H. Doud                               (T)  (212) 735-3000
Skadden, Arps, Slate, Meagher & Flom LLP      (F)  (212) 735-2000
919 Third Avenue
New York, NY  10022


IF TO TELMEX:

Telefonos de Mexico, S.A. de C.V.             (T)  (525) 2225780
Parque Via No. 190, piso 10                   (F)  (525) 2551776
Col. Cuauhtemoc
Mexico, 06599, D. F.
ATTN:  General Counsel